Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166267 on Form S-8 of Excel Trust, Inc. of our report dated March 9, 2011, relating to the financial statements and financial statement schedules of Excel Trust, Inc. and Excel Trust Inc., Predecessor appearing in this Annual Report on Form 10-K of Excel Trust, Inc. for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

March 9, 2011